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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
Sonoma Systems, Inc.

    We consent to the use in this Registration Statement of Sonoma
Systems, Inc. on Form S-1 of our report dated January 21, 2000 (except for Note 14 as to which the date is February 24, 2000), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Sonoma Systems, Inc. listed in Item 16. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 24, 2000